UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015 (May 20, 2015)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	42-3234977
(Commission File Number)	(IRS Employer Identification No.)

6600 Governors Lake Parkway Norcross, GA (Address of principal executive offices)	30071 (Zip Code)

Registrant’s telephone number, including area code: (770) 447-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Veritiv Corporation (“Veritiv” or the “Company”) held on May 20, 2015, the Company’s stockholders approved the Veritiv Corporation Annual Incentive Plan (the “Plan”), which had been previously approved by the Compensation and Leadership Development Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) subject to stockholder approval.

The purposes of the Plan are to retain and motivate the employees of the Company and its subsidiaries by providing them with the opportunity to earn incentive payments, which may include, without limitation, cash, shares of Company common stock or stock-based awards granted under the Company’s equity incentive plan as in effect from time to time, or any other property, based upon the extent to which specific performance goals have been achieved or exceeded for specified periods. The Committee will administer the Plan, determine the participants for a given performance period, determine the performance goals and other terms and conditions that will apply, determine whether performance goals and other terms and conditions have been attained, and decide whether incentive awards shall be deferred or may be deferred by the participants.

The above description is qualified in its entirety by the full text of the Plan, set forth in Exhibit 10.1, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, of the 16,000,000 shares of Veritiv common stock outstanding and entitled to vote, 15,346,324 shares were represented, constituting a quorum.  At the meeting, Veritiv stockholders voted on six proposals and cast their votes as described below. The proposals are described in detail in Veritiv’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2015 (the “Proxy Statement”).

Item No. 1:	Veritiv stockholders elected as directors the nine nominees named in the Proxy Statement and recommended by the Board to serve for a one year term expiring at the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified, as follows:

		Votes		Broker
Name	Votes For	Against	Abstentions	Non-Votes

Allan R. Dragone, Jr.	14,476,345	13,343	3,415	853,207

Daniel T. Henry	14,474,398	15,304	3,401	853,207

Mary A. Laschinger	14,255,560	213,313	24,230	853,207

Tracy A. Leinbach	14,414,370	75,431	3,302	853,207

Seth A. Meisel	13,823,523	666,114	3,466	853,207

William E. Mitchell	14,478,559	10,949	3,595	853,207

Michael P. Muldowney	14,473,361	16,325	3,417	853,207

Charles G. Ward, III	14,412,976	77,381	2,746	853,207

John J. Zillmer	14,412,935	76,697	3,471	853,207

Item No. 2:	Veritiv stockholders ratified the appointment of Deloitte & Touche LLP as Veritiv’s independent registered public accounting firm for 2015, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,332,715	8,399	5,186	0

Item No. 3:	Veritiv stockholders approved, on an advisory basis, Veritiv’s executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,081,772	1,055,069	356,261	853,207

Item No. 4:	Veritiv stockholders recommended, on an advisory basis, one year as the frequency of advisory votes on executive compensation, as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
13,884,892	17,127	578,733	12,351	853,207

Based on this recommendation, Veritiv will hold advisory votes on executive compensation on an annual basis until the next required vote on the frequency of advisory votes on executive compensation.

Item No. 5:	Veritiv stockholders approved the performance measures included in the Veritiv Corporation 2014 Omnibus Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,139,761	1,340,018	13,324	853,207

Item No. 6:	Veritiv stockholders approved the Veritiv Corporation Annual Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,352,825	127,419	12,859	853,207

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Veritiv Corporation Annual Incentive Plan (as adopted on March 4, 2015), incorporated by reference from Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K filed on March 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date: May 22, 2015	/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Veritiv Corporation Annual Incentive Plan (as adopted on March 4, 2015), incorporated by reference from Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K filed on March 24, 2015.